Exhibit 10.14
LEASE DEED
This Deed of Lease made and entered into at Chennai on this 20th day of May in the year 2019.
BETWEEN
Faery Estates Pvt. Ltd., (PAN: AAACF5718K) a company incorporated under the provisions of the Companies Act, 1956 and having its registered office at OF 10, Prudential Ground Floor, Central Avenue, Hiranandani Gardens, Powai, Mumbai - 400076, represented by Mr. K.M.Mohan authorized by the board resolution dated 28th November 2018, hereinafter referred to as “the Lessor” (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors-in-title and permitted assigns) of the ONE PART;
AND
M/s. Freshworks Technologies Private Limited, (AABCF6966C) a company incorporated under the Companies Act, 1956, having its registered office at Global Infocity Park, Block B, 1st Floor, No.40 MGR Salai, Perungudi, Chennai - 600 096, through its duly authorized signatory, Mr. Vijayaraghavan, authorized by the board resolution dated 28th November 2017, (hereinafter referred to as the “LESSEE”, which expression shall, unless repugnant to the context or meaning thereof, include its successors and permitted assigns) of the OTHER PART.
(The Lessor and the Lessee are hereinafter referred to individually as a “Party” and collectively as the “Parties” wherever the context so requires or permits).
WHEREAS:
A.The Lessor is the owner of and is well and sufficiently entitled to and is possessed of land admeasuring 12.52 Acres, situated, lying and being a plot no. 40, MGR Salai, Kandanchavadi, Perungudi, Chennai -600096 and more particularly described in Schedule I hereunder written (hereinafter referred to as the Said Land);

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM_______	/s/ VR_______
Lessor’s initial	Lessee’s initial

B.The Lessor has constructed and developed on the said Land the IT Park building as stipulated in Item 2 of Schedule II (hereinafter referred to as the “Building”); having acquired the same under a Deed of Sale and registered as document numbers as given below in the office of the Sub-Registrar, Neelankarai:

SI No.	Survey Nos	Sale Deed Dated	Document No.
1	36 / 17 A	22.05.2006	3102 / 2006
2	227 / 1A	22.05.2006	3103 / 2006
3	227 / 1 B	22.05.2006	3103 / 2006
4	227 / 2A1	22.05.2006	3103 / 2006
5	227 / 2A2	22.05.2006	3103 / 2006
6	228 / 1A1C	20.09.2005	5461 / 2005
7	228 / 1A1A	20.09.2005	5461 / 2005
C.The Lessee is engaged in the business of Information Technology/Information Technology Enabled Services (“IT/ITES”);
D.The Parties have entered into a Lease Agreement dated 12th December 2017, whereby the Lessor has agreed to grant on lease, the Demised Premises (as defined in Clause 3 herein) for a period commencing from 15th August 2016 and ending on 30th June 2019 and registered as Document No. 918 of 2018 in the office of the Sub -Registrar, Neelankarai. The Parties have agreed to renew the lease of the Demised Premises for a further period of three (3) years commencing 01st July 2019, on the terms and conditions agreed between the Parties and set forth hereinafter;
E.The Lessee has approached the Lessor and has requested the Lessor to lease to the Lessee, the premises more particularly described in Item 3 of Schedule II hereinafter referred to as the “Demised Premises” and shown on the plan thereof annexed hereto and marked as Annexure “A” for the purpose stipulated in Item 4 of Schedule II and commencing on the Commencement Date as stipulated in Item 5 of Schedule II for the Lease Term (as defined hereinafter);
F.The Lessor has considered the request made by the Lessee and has agreed to lease the Demised Premises on certain terms and conditions, which have been mutually agreed upon by and between them;
G.The Lessee has investigated the title to the said Property and accepted the same;
H.The Parties are desirous of recording the terms and conditions of the Deed arrived at by and between them in the manner hereinafter appearing;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO as under:-
1.Recitals
The recitals contained above shall form an integral and operative part of this Deed as if the same were set out and incorporated verbatim in the operative part and to be interpreted, construed and read accordingly.
2.Definitions & Interpretations
2.1.Definitions:
For purposes of this Deed, unless the context otherwise requires, the under mentioned expressions shall have the under mentioned meaning:
“Acts of God” shall mean the effects of any natural element or other natural disaster including but not limited to storm, flood, lightning, earthquake, cyclone, etc. which are beyond the control of the Parties.
“Additional Parking Fees” shall mean the fees charged by the Lessor at the rate set out in Item 18 in Schedule II in terms of Clause 9.3;
“Affiliate, Associate or Subsidiary” shall with respect to the Lessee mean (a) a company which is a holding or subsidiary company of the Lessee, as defined under the Companies Act, 1956; (b) a person under the control of, or under common control with, the Lessee; or (c) an entity, in which the Lessee has direct or beneficial interest or control of more than 51% (fifty one) percent of the voting securities of such entity.
“Business Day” shall mean a day which is not a Sunday, or a public holiday or a bank holiday under the Negotiable Instruments Act, 1881 either at Mumbai, or any place where any act under this Deed is to be performed
“Chargeable Area” in respect of the Demised Premises refers to an area stipulated in Item 8 of Schedule II;
“Commencement Date” shall be the date specified in Item 5 of Schedule II;
“Conduits” shall mean the pipes, sewers, drains, ducts, gutters, electric mains, wires, cables (for communication and reception system), channels, flues that are common for all the lessees/users/occupiers of the Building, which shall be the obligation of the Lessor to provide up to the Demised Premises (i.e. High Side) and thereafter Lessee shall, make its own arrangement for such facilities within the Demised Premises in terms of this Deed.
“Building/said Building” shall mean the building as more particularly set out in Item 2 of Schedule II;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

“Demised Premises” shall have the meaning given to such term in as stipulated in Item 3 of Schedule II;
“Due Date” shall, for the purposes of Lease Rent, Interest Free Security Deposit and all other payments that are due by the Lessee to the Lessor in terms of this Deed, mean the day on which the same are payable;
“Fit-Out Period” shall mean the period stipulated in Item 10 of Schedule II commencing from the Commencement Date/s and expiring one day prior to the Lease Rent Commencement Date/s during which period the Lease Rent is not payable;
“Force Majeure Events” shall mean and include all events which are (i) beyond the control of the Parties and arising after the date hereof, preventing or delaying total or partial carrying out of the obligations set forth including but not limited to any strikes, lockout, fire, revolution, wars, rebellion, sabotage, terrorism, civil disturbances, acts of enemies, embargoes or other disasters; and/or (ii) Acts of God;
“Handover Condition” shall mean the handover of the Demised Premises in a condition as set out in Annexure “B”.
“Lease Term” as set out in Item 6 of Schedule II in respect of the Demised Premises.
“Interest Free Security Deposit” shall mean an interest free refundable deposit which shall be kept deposited by the Lessee during the Lease Term with the Lessor in terms of Clause 8 hereof;
“Lease Rent” shall mean the periodic payment on monthly basis payable in advance, during the Term of the Lease, by the Lessee to the Lessor in terms of Clause 5 hereof;
“Lease Rent Commencement Date” shall mean the date stipulated in Item 14 of Schedule II and in terms of Clause 4.2 hereof;
“Lease Rent Free Period/s” shall, in respect of the Demised Premises, mean the period stipulated in Item 15 of Schedule II and during which the Lessee shall be entitled to fit out the Demised Premises and for which the period of Lease Rent is not payable;
“Lock-in-Period” shall have the meaning given to such term as set out in Item 16 of Schedule II and Clause 7 hereof;
“Month” shall mean a month, as per the English calendar;
“Permitted Use”/“Purpose” shall, as provided stipulated in Item 4 of the Schedule II and no other purpose;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

“Parking Fees” shall mean the fees charged by the Lessor at the rate set out in Item 17 in Schedule II in terms of Clause 9.2;
“Property Tax” shall mean the present and future tax including but not limited to land tax, land use conversion charges etc., commonly referred to as property or municipal tax which is imposed by municipal authorities in relation to the Demised Premises and which shall be paid and borne by the Lessor only;
“Fit-Outs Guidelines” shall mean the regulations as presently applicable for enabling the Lessee from the Commencement Date to carry Fit-outs in the Demised Premises, however, the Lessor may clarify, add to or amend the Regulations pertaining to Fit-outs from time to time; provided the same do not prejudicially affect the Lessee;
“Renewal Term” shall mean the period set out in Item 7 of Schedule II;
“Service Tax” shall mean any service tax and other similar taxes eg. VAT etc. by whatever name called, not being Property Tax that is or may be imposed on the Lease Rent and all other amounts payable under this Deed (also including any increases thereof from time to time).
2.2.Interpretation:
2.2.1The headings to the Clauses and the Schedules and the Index to this Deed are for ease of reference only and shall not affect its interpretation.
2.2.2Any reference to a specific statute or statutes shall be deemed to include any statutory extension or modification amendment or re-enactment thereof.
2.2.3Words importing the singular include the plural and vice versa.
2.2.4Reference to a Schedule or Clause shall be reference to a Schedule or Clause of this Deed.
2.2.5The expressions specified in the Annexures hereto and forming part of this Deed shall have the meanings assigned to them therein.
2.2.6Any provision in this Deed authorizing or permitting the Lessor to perform or to do anything shall be deemed to extend to any person authorized by the Lessor.
3.Grant of Lease:
3.1.In consideration of the Lease Rent hereinafter reserved and the covenants and warranties hereinafter contained on the part of the Parties to be observed and performed, the Lessor hereby demises unto the Lessee, the premises admeasuring the Chargeable Area set out in Item 8 of Schedule II and which premises are more particularly described in Item 3 of Schedule II hereunder written and shown bounded

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

in red on the plan thereof hereto annexed and marked with the letter “A” (hereinafter referred as “the Demised Premises”) situate in the building also described in Item 2 of the Schedule II hereunder written (hereinafter referred as “the said Building”) constructed on a portion of the land admeasuring 12.37 Acres situated, lying and being at Plot No.40, MGR Salai, Kandanchavadi, Chennai - 600096 and more particularly described in Schedule I hereunder written (“the said Land”) for the Lease Term set out in Clause 4 hereunder written, to be determined in the manner hereinafter specified YIELDING AND PAYING therefore during the said Term the monthly rent as set out in Clause 5 hereunder written (“the Lease Rent”) payable in advance with an escalation as mentioned in the said Clause 5.
3.2.The Lessee hereby agrees, assures, confirms, declares and undertakes that this lease shall always be subject to the due performance and observance/compliance of all the terms, conditions and covenants herein contained by the Lessee and further subject to the payment of the Lease Rent and all other payments to be made by the Lessee as mentioned herein.
3.3.The Lessee undertakes that the use of the Demised Premises for the purpose of the Permitted Use. The Lessee shall not use nor suffer use of the Demised Premises for any purposes other than the Permitted Use specified herein. Use of the Demised Premises for any purpose other than specified herein shall be deemed to be a material breach of these presents.
4.Commencement Date and Lease Rent Commencement Date
4.1.The lease in respect of the Demised Premises shall commence from the Commencement Date. On the Commencement Date the Lessor shall handover to the Lessee the Demised Premises in the Handover Condition.
4.2.The Lease Rent Commencement Date shall be the date stipulated in Item 14 of Schedule II.
This Deed shall, at the expiry of the Lease Term, subject to the Deed being valid and subsisting and subject to the terms hereinafter contained, be renewed at the discretion of the Lessee for the Renewal Term on similar terms and conditions as contained in this Deed. The Lease Rent shall escalate by 15% every 3 years from the Lease Commencement Date. If the Lessee opts not to renew this Deed for the Renewal Term by serving upon the Lessor a written notice by Registered Post at any time not later than 6 (Six) months prior to the expiry of the Lease Term (“Option Exercise Date”) expressing its intention to terminate this Deed. It is however clarified that if the Lessee fails to serve a written notice by Registered Post AD by the Option Exercise Date, expressing its intent to terminate the Deed at the end of the Lease Term, then the Lessee undertakes to renew this Deed for the Renewal Term and the Lessee shall not thereafter be entitled to serve a notice of termination and/or non-renewal of this Deed during the remaining period of 6 (Six) months of the Lease Term.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

4.3.The Parties, shall execute immediately on expiry of the lease term such fresh lease deed and register such deed within 120 (One Hundred and Twenty) working days of the expiry of the Lease Term.
5.Lease Rent
5.1.As and by way of consideration for the grant of lease of the Demised Premises by the Lessor to the Lessee, the Lessee covenants and agrees that it shall, during the Lease Term, subject to receipt of invoice from Lessor, pay to the Lessor by way of Lease Rent from time to time as under:
5.1.1.Lease Rent as stipulated in Item 13 of Schedule II due and payable for the Demised Premises for the period stated in Item 13 of Schedule II.
5.1.2.Escalated Lease Rent (if applicable) as stipulated in Item 9 of Schedule II due and payable for the Demised Premises for each period stated in Item 7 of Schedule II.
5.2.The Lessee shall from the Lease Rent Commencement Date pay to the Lessor the Lease Rent in advance on or before the 5th day of each and every Month at the Lessor’s address mentioned herein, unless change is notified by the Lessor by giving an advance written notice of 30 (thirty) days and if the day stipulated herein be not a Business Day then on the Business Day prior to the stipulated day.
5.3.Should the Lease Rent Commencement Date be any date other than the 1st day of a month, then the Lease Rent shall be paid on a pro-rata basis for that month on the Commencement Date and thereafter from the ensuing month, next after the month of the relevant Commencement Date, the Lease Rent shall be paid in the manner indicated in Clause 5.2 hereinabove.
5.4.The Lease Rent shall be subject to deduction by the Lessee of tax at source under the Income Tax laws as may be in force from time to time. The Lessee shall forthwith furnish to the Lessor a certificate for deduction of tax at source. If the Lessee fails to provide such certificate within the time limit prescribed under the Income-tax Act, 1961 the Lessee shall pay to the Lessor an amount equivalent to the amount of tax so deducted at source. However in the event the Lessee fails to make the aforesaid payment or provide the certificate as aforesaid, then the Lessee shall pay such amount to the Lessor together with interest at 18% (eighteen per cent) per annum from the due date for satisfaction of the said obligation and till the date of payment.
5.5.The Lessee agrees and undertakes not to make any application to any court of law or before any forum or before any authority for the said Lease Rent as being excessive or unreasonable and any such action shall be taken as a breach of this Deed entailing the consequences as herein set out.
5.6.It is the sole discretion of the Lessor to determine the lease rent for different leased units within the Building. The Lessee acknowledges that such lease rent may vary from one leased unit to the other due to various factors such as location of the leased units, the size of the leased units, the type of trade

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

activity or business relations and mutual interest between the Lessor and the lessee in question. The Lease Rent of any leased unit within the Building shall not be considered, at any time, as measure for application to other units or used as a basis for comparison to other units and the Lessee shall not be entitled to demand the Lessor to apply to the Demised Premises, lease fees, similar or equivalent to that charged to the other occupants of the Building.
6.Service Tax
In addition to the Lease Rent and all other amounts payable by Lessee under this Deed, the Lessee shall be liable to bear and pay Service Tax to be levied on the Lease Rent and/or any other amounts payable under this Deed (including any increases thereof). It is clarified that the Lessee shall be liable to bear and pay Service Tax, if made applicable retrospectively in pursuance of this Deed or payment of the Lease Rent and/or any other amounts payable hereunder, strictly limited for the tenure of this Agreement. Further, all taxes payable directly on account of the business activities carried on by the Lessee in the Demised Premises shall be borne and paid by the Lessee.
7.Provision for Lock-in-Period
7.1.The Lock-in Period shall be the period stipulated in Item 16 of Schedule II. After expiration of Lock-in-Period and at any time till expiration of the Lease Term, the Lessee shall be entitled to terminate the lease with respect to all or part of the Demised Premises by giving the Lessor 6 (six) month’s prior notice in writing.
7.2.It is clarified that during the Lock-in-Period as stipulated in Item 16 of Schedule II neither party shall be entitled to terminate this Deed.
7.3.In the event the Lessee communicates in writing to the Lessor its intention to terminate this Deed prior to the expiry of the Lock-in-Period for any reason whatsoever without assigning any valid reason or giving reasonable time to remedy a breach by the Lessor or If the Lessor terminates this Deed on account of any breach on the part of the Lessee of any provision of this Deed, then the Lessee shall be bound and liable to pay to the Lessor the entire amount of Lease Rent for the unexpired period of the Lock-in-Period.
7.4.It is clarified that notice of termination cannot be given by the Lessee during the Lock-in Period except during the last 6 (Six) months thereof. The Lessee shall during the notice period continue to observe and perform all its obligations hereunder. The Lessee shall in the aforesaid circumstances, vacate and hand over to the Lessor occupation of the Demised Premises as the case may be, and within 7 (seven) days of such handover, the Lessor shall refund the proportionate Interest Free Security Deposit subject to deductions in terms of Clauses 8.5 and 8 herein below, immediately on the expiration of the period of 6 (six) months from the date of notice for pre-determination, it being clarified that the Lessee shall, beyond the aforesaid period of 6 (six) months, not be entitled to any additional period for the purpose of vacating

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

and handing over occupation of the Demised Premises to the Lessor. The consequences of the Lessee not vacating the Demised Premises shall be determined in accordance with Clause 0 hereunder.
7.5.In the event that the lease in respect of the Demised Premises is terminated by the Lessee during the Lock-in Period, then the Lessee shall be entitled to receive from the Lessor refund of only the proportionate Interest Free Security Deposit for the Demised Premises subject to deductions in terms of Clause 8 herein below. The reference to the Interest Free Security Deposit as set out in this Deed shall stand accordingly amended to refer only to the proportionate Interest Free Security Deposit.
8.Interest Free Security Deposit
8.1.The Lessee covenants and agrees that during the Lease Term it shall keep with the Lessor, the Interest Free Security Deposit for due compliance, fulfillment, observance and performance in letter and spirit of the Lessee’s obligations towards the Lessor relating to the Demised Premises and use thereof. Accordingly, the Lessee shall keep deposited, as Interest Free Security Deposit, as stipulated in Item 11 of Schedule II due and payable for the Demised Premises for the period stated therein. This amount shall be deposited by the Lessee with the Lessor on the Commencement Date.
8.2.During the Lease Term and the Renewal Terms (if applicable), the Interest Free Refundable Security Deposit shall be escalated as defined in Item 12 of Schedule II.
8.3.In the event that this Deed is renewed for the Renewal Term in accordance with Clause 4.3 above, then on the expiration of the Lease Term there shall be no requirement on part of the Lessor to refund the Interest Free Security Deposit applicable to that Period (save and except the pre-determination of lease in terms of this Deed), but upon any escalation in the Interest Free Refundable Security Deposits as defined in Item 12 of Schedule II, which shall be notified by the Lessor by an advance written notice of 30 (thirty) days, the Lessee shall pay over the deficit amount in the Interest Free Security Deposit lying with the Lessor to make up for the short-fall in the Interest Free Security Deposit applicable to the relevant periods.
8.4.The Interest Free Security Deposit will be refunded by the Lessor to the Lessee within 7 (seven) days of the Lessee handing over quiet, vacant and peaceful possession/charge of the Demised Premises to the Lessor on the termination of the Lease, either by efflux of the time or on its early termination under the various provisions set out hereunder, after deducting therefrom all amounts referred to in Clause 8 hereunder. The deduction of the amounts from the Interest Free Security Deposit shall be without prejudice to the other rights of the Lessor under this Deed or in law and without the Lessee being absolved of his obligations under this Deed.
8.5.If however, this Deed is terminated by either party, OR on expiry of this Deed by the efflux of time, then the Interest Free Security Deposit will be refunded to the Lessee on such termination, after deducting all

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

outstanding amounts/charges due and payable to the Lessor under this Deed only upon the Lessee handing over vacant and peaceful charge of the Demised Premises. After peaceful hand over of the Demised Premises by the Lessee to the Lessor, both parties shall sign a handover/take over document of the same and the Lessor shall specify in the handover/take over document, that the refund of the Interest Free Security Deposit shall be made within 7 (seven) days thereon. In the aforesaid circumstances or upon expiry of the Lease by efflux of time, the Lessor shall be entitled to retain such sum from and out of the amount of Interest Free Security Deposit aforesaid as shall be equivalent to the charges of consumption of the utilities in respect of the Demised Premises for a period of 3 (three) months or such other period, depending on the billing cycles of the utilities from the date of expiry or sooner determination of the lease which amount shall be utilized by the Lessor for payment/charges of consumption of the utilities remaining unpaid in respect of the Demised Premises or damages if any, in relation to the Demised Premises as also for payment of any other amount payable by the Lessee in terms of these presents. On receipt of the said bills relating to the period of the lease, the Lessor shall pay all the amounts of the said bills and immediately refund the balance amount of the Interest Free Security Deposit so retained, if any, to the Lessee. Lessor shall provide Lessee with a copy of all bills for Lessee’s records.
8.6.Subject to Clause 8.5, in the event of termination or earlier determination of this Deed, if the Lessor fails to refund the Interest Free Security Deposit within 7 (seven) days of the Lessee handing over quiet, vacant and peaceful charge of the Demised Premises, the Lessor will be liable to pay interest on the outstanding amount of Interest Free Security Deposit at the rate of 18% (eighteen per cent) per annum from the date when the amount is due till the date of actual payment.
9.Parking Facility
9.1.The Lessee’s employees and agents shall, park their vehicles only in the spaces specifically earmarked/set aside, by the Lessor for the exclusive use of the Lessee for parking and subject to the payment of such parking fee as may be applicable.
9.2.The Lessor shall provide to the Lessee for its exclusive use, car parking spaces as stipulated in Item 17 of Schedule II during the term of lease. A detailed plan delineating the Car Parking Spaces is shown in Annexure “C” attached hereto.
9.3.In the event of the Lessee requesting additional car parking space, the Lessor shall, at its sole discretion and subject to availability, make the same available to the Lessee, at the rate stipulated in Item 18 of Schedule II during the term of lease. The Lessee shall pay the Additional Parking Fees to the Lessor along with the Lease Rent. If any such additional parking is allotted to the Lessee, it will registered separately in Sub-Registrar Office, Neelankarai.
9.4.In the event the lease is renewed the Parking Fees and Additional Parking Fees shall, on the Escalation Dates set out in Items 18 of Schedule II be escalated proportionately to the escalation to the Initial

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Escalated Lease Rent and the Renewed Lease Rent on such dates respectively. If any such additional parking is allotted to the Lessee, it will registered separately in Sub-Registrar Office, Neelankarai.
9.5.The Lessee agrees, after notice thereof, to abide by all rules, regulations and restrictions framed by the Lessor from time to time and agreed by Lessee, and use its reasonable efforts to cause its customers, guests, visitors, invitees, agents and servants to conform thereto. The Lessee shall, for security reasons, furnish to the Lessor, the license numbers and other details of the vehicles which are to be parked in the parking spaces set out in Annexure C.
9.6.The Lessee shall not be entitled to claim any vested right to any Car/two wheeler Parking Space.
9.7.It is clearly understood and expressly agreed by the Lessee that any security provided by the Lessor in the Parking area is general in nature, scope and intent, the Lessor neither covenants nor undertakes to secure, guarantee or be liable for the security or any damage caused to any vehicles parked in the building.
9.8.It is hereby clarified that the liability of the Lessee to pay Parking Fees under Clause 9.2 above shall commence from the Lease Rent Commencement Date and shall be payable in advance for each month together with the Lease Rent.
10.Fit-outs of the Demised Premises
10.1.The Lessee shall at its costs and expense be permitted to Fit-Out the Demised Premises but shall not make any modifications to the structure of the Building.
10.2.The Lessee shall carry out Fit-outs of the Demised Premises in terms of the Fit out Guidelines in respect of the Demised Premises as are prescribed (to be provided to the Lessee at the latest upon the Lease Commencement Date) as per the building plans submitted by the Lessor which have been sanctioned in writing by the Local Authority. The Lessee agrees that in the event the municipal corporation requires any clarification, change or amendment in the fit-out plans submitted by the Lessee then, the Lessee shall revert to the Lessor in this regard within 2 (two) Business Days. It is agreed that the Lease Rent Commencement Date/s would be regardless of whether the Lessee has completed its Fit-out works within the Fit-out period as mentioned herein above.
10.3.For the purpose of undertaking the Fit-outs, the Lessor shall, subject to its policies regarding safety, permit the approved contractors, architects, workmen etc. entry in the building and to work within the Demised Premises.
10.4.As from the Lease Commencement Date, the Demised Premises shall be with Lessee and the terms and conditions of this Deed, in so far as applicable, shall apply, from the Lease Commencement Date.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

10.5.The Lessor agrees that the Lessee is permitted use of the Conduits for wiring or any other purpose, however, before inserting any wiring/taking connections through the Conduits, the Lessee shall make a written application seeking the Lessor’s consent and any insertions that the Lessee may put through in the Conduits shall be as advised by the Lessor’s technical consultants. The Lessee undertakes not to make any use of the Conduits, unless authorized by the Lessor. The Lessor agrees that consent required for the above shall not be unreasonably denied.
10.6.It is hereby agreed between the Parties that if any damage is caused to the Demised Premises or to the Building by virtue of the Lessee’s Fit Out works, then the Lessee shall indemnify the Lessor for all direct losses or damage at its actual cost as determined by the relevant consultants jointly appointed by the Parties in this regard. Such reimbursement shall be made within 30 (thirty) days from receipt of a demand in writing for the same by the Lessor.
10.7.The Lessor shall provide permanent power i.e. generated and supplied by TNEB. The Lessee shall reimburse the Lessor and bear all the costs towards electricity, fuel or any other utility charges of whatsoever nature, for undertaking the Fit Outs in the Demised Premises. The Lessee shall install calibrated meters to calculate the consumption of raw power and water during the fit out period. The DG power consumption shall be charged based on the unit consumption ratio of actual raw power generated to actual DG power generated. The Lessor shall raise an invoice in the name of the Lessee for the amount to be reimbursed for such utility charges, based on these calibrated meters, the Lessee shall make the payment of the said amount by pay order within 7 (seven) days from the date of the receipt of the said invoice from the Lessor. During the Fit Out Period, the Lessor will provide power and power back-up to enable the Lessee’s fit outs.
10.8.All the costs, charges, expenses, imposts, levies, deposits, penalties and fines for or in connection with the maintenance of the Fit Outs shall be borne and paid by the Lessee alone.
11.Signage
11.1.The Lessee shall be allowed to place its name boards and signage at such locations as may be approved by the Lessor’s signage consultant which approval the Lessee shall obtain in writing from such consultant prior to placing of such signage. The size and design of the signage will also be subject to the approval of the Lessor’s signage consultant. Any such approval should not be unreasonably denied by Lessor/ Lessor’s consultant.
11.2.All costs of installing and hoisting such signage shall be borne by the Lessee.
11.3.For installation and hoisting of any signage, in addition to the space provided by the Lessor, the allocation of the signage space would be at the sole discretion of the Lessor. All municipal charges, expenses for fabrication and erection of structure and other associated charges for the signage shall be payable by the

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Lessee. The Lessee shall also obtain all the necessary permissions and comply with the statutory requirements for mounting of such signage for which the Lessor shall extend all necessary cooperation.
12.Property Tax
The Lessor shall be responsible for payment of present and future Property Tax and any other similar taxes, imposed by the municipal authorities in respect of the Demised Premises.
13.Sub-Letting
13.1The Lessee shall not have the right to sub-lease or share the Demised Premises or any part thereof except to its Affiliate, Associate or Subsidiary or any other entity where the Lessee shall have and maintain a controlling majority shareholding and/or are in control of the management, with the prior written permissions of the Lessor, which the Lessor may deny without assigning any reason therefor. In case if the Lessee is acquired or merged into any other legal entity, the change in the legal identity shall not affect this Deed and it shall automatically be deemed to have transferred in favor of the new entity on the same terms and conditions contained herein subject to the condition that the new entity shall be an IT / ITES entity. Further in case there is a legal requirement to register a fresh Lease Deed, between the Lessor and the new entity, the Registration and Stamp Duty shall be paid by the New Lessee. It is further agreed that the above events shall not alter the lock-in period agreed herein even if the fresh agreement is executed during the lock-in period. It is further noted that any such event of registering a fresh Deed shall not be construed as a termination of the main Lease Deed and will not attract any penalty from the Lessor to the Lessee.
13.2If the Lessee has been permitted by the Lessor to sub-lease and/or share the use with any other person then the same shall subject to the following conditions:
13.2.1the Lessee giving prior written notice to the Lessor along with documentary evidence including certificate of the Lessee’s statutory auditors, certifying the Lessee’s relationship as aforesaid with such company or entity and the Lessor approving such sub-lease/sharing with such entity;
13.2.2in the event of sub-lease or sharing their use of the Demised Premises the Lessee will continue to remain fully liable for regular and timely payment of the Lease Rent and to be fully and effectively responsible for fulfilling all its obligations under this Deed; and
13.2.3such company or entity not being entitled to and not claiming any right, title or interest in the Demised Premises and/or to the benefits of the Lease.
13.3It is however agreed by and between the Parties that no allowing or sharing of the use or sub-letting of the Demised Premises as contained herein shall be permissible in the event the prior permission/consent

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

of any regulatory authority is required under the extant Laws and such permission/ consent has not been obtained.
14.Assignment
14.1The Lessee shall not in any manner share with or transferor assign or mortgage in any manner to any person whatsoever the Demised Premises or any portion thereof and or any of the benefits or rights available to the Lessee under this Agreement and shall not part with the possession of the Demised Premises or any portion thereof.
14.2The Lessee shall not in any manner assign any benefits or rights available to the Lessee under this Deed to any person whatsoever. However, the Lessee may assign its rights with respect to the Demised Premises only to its subsidiaries (where in the Lessee shall have and maintain a controlling majority shareholding and/or are in control of the management) for the unexpired lease term, with the prior written permission of the LESSOR, which shall not be unreasonably withheld. In case of any such assignment, the Assignee shall enter into a separate and fresh lease deed with the LESSOR on the same terms and conditions as agreed upon in this Lease Deed, which would be registered in the jurisdictional sub-registrar office.
Any assignment for the Unexpired Lease Term shall always be subject to the following:
•All costs in relation to the assignment shall be borne by the Lessee/Assignee and the Lessor shall not be liable to pay any costs relating to the assignment.
•That the assignment shall be to a company which complies with all requirements of the IT/ITES park.
15.Lessee’s Entitlements
15.1.The Lessee during the subsistence of this Deed may refurbish/renovate the Demised Premises after seeking the prior written consent of the Lessor. The Lessee agrees not to carry out any work in the Demised Premises of structural nature and shall ensure that during refurbishment/renovation, the Demised Premises or any part of the Building is not damaged. Further the Lessee shall ensure that such work does not conflict with any other obligation undertaken by the Lessee under this Deed and the same does not violate or breach any law. It is clarified that there shall be no suspension of the Lessee’s obligation for making payment of the Lease Rent or any other payment due to the Lessor under this Deed during the refurbishment/renovation period.
15.2.The Lessee shall be entitled to apply for and obtain at its own cost and expenses separate telephone lines to be installed in the Demised Premises.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

16.Rights of the Lessor
16.1.The Lessor shall have the right from time to time, to improve, extend, or in any manner whatsoever alter the deal with the said Building and the larger layout of which the Building forms a part of, and bring in any modification or changes therein without affecting the peaceful use of the Demised Premises by Lessee. In particular the Lessor shall have the right, at all times and from time to time throughout the Lease to;
16.1.1.Change the area, size level, location and/or arrangement of the larger layout or any part thereof, including, and without limitations, common areas and facilities and areas, namely the existing Food Court, existing Convenience Store and the entrances and the exits from the common areas and facilities.
16.1.2.Construct multiple decks, elevated or underground parking facilities and expand, reduce or alter the same in any manner whatsoever.
16.1.3.Re-locate or re-arrange the various buildings, parking areas and other parts of the park.
16.1.4.Make changes and additions to Conduits or other structures and non-structural installations in the Demised Premises to serve the common areas and facilities and the other premises in the building or to facilitate expansion or alteration of the Building/larger layout.
16.1.5.Temporarily obstruct or close off the common areas and facilities or any part of the Building/larger layout for the purposes of maintenance, repairs or construction.
16.1.6.During the course of improvements conducted by the Lessor as mentioned in this clause, the Lessor shall ensure that the Lessee and their employees shall have safe passage to enter the Demised Premises and the Lessor shall ensure that there will be no interruption to the use of their Demised Premises and other facilities as described in this Lease Deed.
17.Extent of Lessor’s Liability
Neither the Lessor nor its agents or employees are liable for any loss of any nature suffered by the Lessee (including loss of profits) or damage to any of the assets of the Lessee including but not limited to fixtures, fittings, books and papers and other goods, or be liable for any injury or loss of life to the person of the Lessee or the Lessee’s employees or invitees due to any reason whatsoever, unless the same is caused by the Lessor’s act/s, omission/s or commission/s and the Lessee indemnifies the Lessor to the extent that such claims are not caused by the Lessor’s or its agent’s or employee’s act/s, omission/s or commission/s.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

18.Restrictions on Lessee
The Lessee shall not induct any third party into the Demised Premises and/or any part thereof during the subsistence of this Lease except as defined in Clause 13.
19.Obligations of the Lessee
The Lessee hereby covenants with the Lessor as under:
19.1.To use the Demised Premises for the purpose of Permitted Use only and for no other purpose whatsoever;
19.2.To make payment of the Lease Rent, maintenance charges, parking charges and Interest Free Security Deposit at the time and in the manner herein provided and also pay all the outgoings and charges for the consumption of utilities as recorded in the separate meters installed for that purpose in respect of the Demised Premises.
19.3.Excepting as defined in Clause 13, not to further sub-let or on any other basis the Demised Premises or any part or portion thereof nor shall the Lessee permit any third party to use and occupy the Demised Premises or any part or portion thereof;
19.4.Not to damage in any manner any of the Lessor’s fixtures, fittings and articles installed lying and being in the Demised Premises and to keep the same in good order and condition (reasonable wear and tear excepted);
19.5.Not to hold the Lessor responsible or liable for any loss or damage suffered by the Lessee on account of any Force Majeure event viz; earthquake, storm or other destruction caused to or in the Demised Premises or to any property articles or things brought by the Lessee into the Demised Premises or by any act or omission on the part of the occupants of the other premises or by their servants or agents or visitors visiting the Demised Premises or by any act of God such as but not limited to fire, flooding, earthquake etc.;
19.6.Not to do or permit to be done upon the Demised Premises anything which may be or become a nuisance to the Lessor or other occupants of the said Building
19.7.Not to make any modifications to the structure of the Demised Premises or any part thereof;
19.8.Not to bring in or to store in the Demised Premises or any part or portion thereof any combustible materials or otherwise dangerous things that may imperil the safety of the Building or may increase the premium of insurance of the Building or render void the insurance;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

19.9.To abide by all the rules and regulations as also to perform and observe strictly the provisions hereof and also the provisions of law of the country for the time being and from time to time in force and also the rules and regulations of the municipal corporation which may for the time being and from time to time be in force governing the Demised Premises and the building in which they are located;
19.10.The Lessee shall not do or suffer to be done any act or thing whereby the interest and the rights of the Lessor in the Demised Premises are in any manner affected or prejudiced;
19.11.The Lessee shall be solely liable for all its transactions with its employees and customers, which may take place within the Demised Premises;
19.12.Upon termination or sooner determination of the Lessee to remove itself from the Demised Premises and all its fixed and movable fit outs and to restore the Demised Premises in good condition (reasonable wear and tear and acts of God excepted); which are movable and shall make good all damage caused to the Demised Premises by such removal to the reasonable satisfaction of the Lessor. I n case the Lessee has carried out any addition and alteration to the Demised Premises and has installed fixtures and fittings which are of permanent nature, then upon expiry or sooner determination or on termination of the Lease, the Lessee shall not be entitled to remove the same and the Lessor shall not be called upon to pay any amount to the Lessee for the same;
19.13.To permit the Lessor with their agents, contractors and workmen at any time during the subsistence of this lease to enter the Demised Premises, during the day after giving to the Lessee at least 48 (forty-eight) hours’ notice in writing and in case of emergency 24 (twenty-four) hours’ notice for viewing the condition of the Demised Premises in the normal business hours and without in any manner disturbing the Lessee’s business operations;
19.14.To make good to the Lessor any loss or damage that may be caused to the Demised Premises and any other furniture, fixtures, articles and things belonging to the Lessor and installed therein in the Demised Premises as a result of any negligence on the part of the Lessee, its employees, agents, customers, visitors and/or other persons calling at the Lessor in connection with the business of the Lessee;
19.15.The Lessee shall attend to all day to day and minor repairs including fuses, fittings and fixture including leakage of water taps, etc. at its own cost, but major structural repairs such as leakages of roof or water lines, plumbing, electrical systems, any major repairs to the Demised Premises and cracks in the walls shall be attended promptly by the Lessor at its own cost unless such structural repairs are required due to any act or omission of the Lessee or its employees, agents, servants or invitees, in which case the Lessee shall bear the costs.
19.16.If at any time damage or destruction to the Demised Premises is caused owing to the negligence on the part of the Lessee, then in that event the Lessee shall make good order and condition as they were at the

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

time of entering into this Deed subject to normal wear and tear and during the period of restoration, the Lessee shall be bound and liable to continue to pay the Lease Rent and other outgoings, as referred to in this Deed. In case the Lessee fails and neglects to do so, then in that event, the same shall be construed as a breach of the term of this Deed and the Lessor shall be entitled to terminate this Deed and the consequences of termination as herein provided shall follow and the Lessor shall have a right to recover from the Lessee, costs for damage done to the Demised Premises (normal wear and tear and acts of God excepted);
19.17.The Lessee shall with the prior written consent of the Lessor be entitled to make additions, alterations (non-structural) in or to the Demised Premises and shall be entitled to equip the Demised Premises by installing fittings such as wooden and glass partitions, extra fixtures to and/or the electrical cables and wiring. It is further agreed that the Lessee shall during the Lease Term be entitled to bring in and install loose items of furniture and equipment as are necessary for the Lessee’s business needs. Any installation of a mobile or unfixed nature which is capable of being removed without damaging the Demised Premises may be removed by the Lessee on the expiry or earlier determination of the Lease (natural wear and tear and acts of God excepted);
19.18.The Lessee agrees and confirms that various premises in the Building may undergo fit-outs even after the Commencement Date and after the date the Lessee may have commenced operations from the Demised Premises provided that such fit-outs and installation works (including use of the common areas) shall be carried on without interference to the Lessee’s use of the Demised Premises and the Lessee shall extend co-operation as reasonably required by the Lessor.
The Lessee shall be responsible for insuring all its furniture and fixtures and assets installed by it within the Demised Premises. However, the Lessee shall not be responsible to insure the Demised Premises and the Lessor shall not hold the Lessee responsible for any damage or destruction happened to the Demised Premises on account of any force majeure events.
19.19.The Lessee shall be responsible to pay and bear all taxes relating to the business of the Lessee.
19.20.The Lessee shall ensure that the approvals/permissions required to be maintained by the Lessee for carrying on the business activities within the Demised Premises shall remain valid, subsisting and continuing during the term of this Deed including the Renewal Term and the Lessee shall do all such acts, deeds, things that maybe required for this purpose at its own costs and expenses and shall occupy the Demised Premises only in terms of such approvals.
19.21.The Lessee shall not raise any objections in relation to the title of the Lessor to the Demised Premises or in relation to the IT Park permission

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

20.Lessee’s Representations, Warranties and Confirmations
20.1.The Lessee represents and warrants that it is fully authorized to enter into this transaction and the execution of this Deed constitutes legal, valid and binding obligations on the part of the Lessee and that all resolutions, filings, consents, declarations and statements as may be necessary in law or otherwise to be made or obtained by the Lessee have duly passed made and/or obtained.
20.2.The Lessee confirms that it shall not be entitled to sub-let or assign the use and benefit of this Deed.
20.3.The Lessee agrees that the Lessor shall not be liable for any loss of or damage to any valuables or articles kept by the Lessee in the Demised Premises except where the same is caused due to any act/s, omission/s or commission/s of the Lessor.
20.4.That no representations or warranties by the Lessee in this Deed and no document furnished or to be furnished by the Lessee to the Lessor pursuant to this Deed or in connection herewith or with the transactions contemplated hereby, contain or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statement contained herein or therein, in light of the circumstances under which they are made.
20.5.That notwithstanding anything herein contained, it is hereby expressly agreed and declared that this Deed is not intended to confer and nor does it confer any tenancy rights and/or any right or interest in the nature of tenancy and/or sub-tenancy and/or any other right or interest in the Demised Premises in favor of the Lessee. That notwithstanding anything herein contained, it is hereby expressly agreed and declared that this Deed is not intended to confer nor does it confer any right upon the Lessee to create tenancy rights and/or any right or interest in the nature of tenancy and/or sub-tenancy and/or any other right or interest in the Demised Premises or in favor of any third person.
20.6.The Lessor shall be entitled to rely and act upon the aforesaid representations, warranties and undertakings as if the same were expressly made by the Lessee to the Lessor.
20.7.The Lessee shall at all times during the Lease Term, keep all its belongings in the Demised Premises insured against third party claims and shall not hold the Lessor liable for the same. Similarly, the Lessor shall keep the said Premises insured during the subsistence of this Agreement against any loss or damages by fire, strike, riots, structural collapse, civil commotion, earthquake and other Acts of God. The Parties shall furnish documentary proof as evidence of the premium paid by it to the other Party on request.
20.8.The Lessee shall not carry on in the Demised Premises or any part thereof, activities which are illegal, immoral, unlawful or which shall cause nuisance to other occupants of the property wherein the Demised Premises are situated and shall not store any goods of combustible nature in the Demised Premises or any part thereof, or in any manner interfere with the use of any open space, passage or amenities available

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

for common use and not specifically allotted to the Lessee by these presents as part of the Demised Premises.
20.9.The Lessee shall not, whether in the course of its interior fitting out works or as anything ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving cutting/chopping/digging/hacking/dismantling in any manner or destroying in any manner or form, the floors or walls of the Demised Premises without prior written permission of the Lessor in this regard;
20.10.The Lessee shall not in any way obstruct or permit the obstruction of any walkways, pavements, entrances, passages, courts, corridors, service ways, vestibules, halls, roads, docks, stairways, elevators, hoists, escalators, fire or escape doors outside the Demised Premises or other parts of the common areas or any appurtenances or conveniences thereto.
20.11.The Lessee shall not, in any way cover or obstruct any lights, sky lights, windows or other means of illumination of the Common Areas or of the Building generally.
20.12.The Lessee shall not litter any part of the common areas or any public footpath or way immediately adjoining the Demised Premises, and further shall not place any article, or other like things upon the sill, ledge in any part of the Demised Premises or the common areas.
21.Force Majeure
If at any time during the Lease Term the Demised Premises or any part thereof are damaged or destroyed due to a Force Majeure Event so as to make the Demised Premises or part thereof unfit for use for a period of more than 3 (Three) months, then in that event either Party shall have an option to forthwith terminate this Deed by giving a written notice of 30 (thirty) days. During this period of 1 (one) month, the Lessee does not have to pay rent or any outgoings as part of this Lease Deed in proportion to the portion of the Demised Premises that is rendered unfit for use due to the Force Majeure Event.
22.Termination
22.1.This Deed with respect to the Demised Premises shall be terminated by efflux of time on the expiry of the Lease Term in the event the Lessee does not exercise its option of terminating this Deed in terms of this Deed then upon the expiry of the Renewal Term.
22.2.The Lessee shall have the right and be entitled to terminate the Lease Deed herein at any time by giving a prior notice in writing of 6 (Six) months informing the Lessor of the Lessee’s intention to terminate the lease and on expiry of the said notice period, this lease shall stand terminated.
22.3.Without prejudice to any other term of this Deed or any other right or remedy available to the Lessor in contract, equity or law, in the event, the Lessee terminates this Deed during the Lock-in-Period, for any

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

reason whatsoever or if the Lessor is forced to terminate this Deed during the Lock-in Period on account of a breach by the Lessee of any of its obligations under this Deed the Lessee shall be obliged to pay to the Lessor, the whole of the Lease Rent payable by the Lessee to the Lessor for the balance unexpired Lock-in-Period in terms of this Deed.
22.4.It is hereby expressly and specifically agreed and understood by and between the Parties hereto that the Lessor shall, at its sole discretion, be entitled to revoke and determine this Deed at any time during the Lease Term (including the Lock-in Period) in any of the eventualities mentioned hereunder;
22.5.The Lessor shall be entitled to terminate this Lease Deed in the following circumstances:
22.5.1.In the event that the Lessee uses the Demised Premises for purposes other than its Permitted Use; or
22.5.2.In case the Lessee commits a material default of its obligations or fails to honor any of its monetary obligation outstanding and due to the Lessor as contained herein and the Lessee fails to rectify the defaults within the maximum period of 30 (thirty) days after having served the notice given to this effect by the Lessor to the Lessee; or
22.5.3.In the event of any license, permission or registration if required to be obtained by the Lessee is not obtained or the same is subsequently withdrawn, cancelled, or nullified for a period of 6 (six) months subject to a 3 (three) month notice period; or
22.5.4.If the Lessee is adjudicated bankrupt, declared insolvent, or a court appoints a receiver for any property or part thereof owned or possessed by the Lessee, or makes a general assignment for the benefit of creditors, or a resolution is passed to wind-up, or suffers the filing of a voluntary or involuntary bankruptcy petition which may not be dismissed within a period of 30 (thirty) days after filing the petition then it shall be an automatic termination;
23.Consequences of Termination
23.1.It is agreed that on termination or sooner determination of this Deed the Lessee shall forthwith remove itself and its agents, employees and other staff members and all its moveable furniture, fixtures, articles and belongings from the Demised Premises and shall handover quiet, vacant and peaceful possession/charge of the Demised Premises to the Lessor, (normal wear and tear excepted). The Lessee shall be solely responsible for the payments/charges of all outgoings for consumption of utilities/facilities in respect of the Demised Premises or reimburse to the Lessor if there is any damage other than wear and tear due to usage, to the Demised Premises done during the duration of the Lease Term.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

23.2.In the event the Lessee communicates in writing to the Lessor its intention to terminate this Deed prior to the expiry of the Lock-in-Period or the Lessor terminates this Deed on account of an event of default on the part of the Lessee in accordance with the provisions of this Deed, then the Lessee shall be bound and liable to pay to the Lessor the entire amount of Lease Rent for the unexpired period of the Lock-in-Period. If such Lease Rent is not paid by the Lessee in respect of the unexpired Lock-in period, then the Lessor shall be entitled to forfeit such amount of the Interest Free Security Deposit as is proportionate to the unexpired Lock-in Period.
23.3.In the event of termination of the Lease and if the Lessee fails to hand over vacant charge of the Demised Premises to the Lessor in spite of the fact that the Lessor is ready and willing to hand over the Interest Free Security Deposit amount after deductions, if any, then in such an event without prejudice to the other rights and remedies available to the Lessor the Lessee shall pay to the Lessor, compensation equivalent to 2 (two) times the Lease Rent in respect of the Demised Premises for every day of such delay/default. The Lessee agrees that it shall not at any time dispute or object the quantum of damages mentioned above. Such compensation will be computed at the aforesaid rate for the period of delay.
23.4.Without prejudice to what is stated hereinabove, if the Lessee fails to vacate and remove itself and its belongings on the date of termination or expiry of this Lease, then thereafter the Lessor shall be entitled to prevent access to the Lessee, its employees and third parties claiming through the Lessee into the Demised Premises and the Lessor is authorized to remove the belongings of the Lessee from the Demised Premises and store the same at a warehouse at the entire risk and cost of the Lessee. This authority is retained by the Lessor and expressly agreed to by the Lessee. This authority is irrevocable and constitutes the basis for this Deed and the Lessee shall not be entitled to dispute, challenge or call into question the validity or reasonableness of this provision.
23.5.The Lessee agrees and confirms that if the Demised Premises is destroyed or damaged solely on account of any gross negligence on the part of the Lessee, then in that event, this Deed shall not come to an end and the Lessee shall be bound and liable to pay the Lease Rent and/or compensation to the Lessor and the Lessee shall at its own cost and expense restore the Demised Premises which are so destroyed in the same good order and condition as they were at the time of entering into this Deed.
24.Agreed Rate of Interest
Should any amount (“the principal amount”) become payable by the Lessee to the Lessor under this Deed or under law, then the same shall be paid forthwith i.e. on the Due Date, however if there be a delay in payment of the principal amount on the Due Date, then the Lessor shall have the option to charge interest on the principal amount at the rate of 2% per month from the Due Date to the actual date of payment. It is hereby clarified that the provision of interest is additional and does not prejudice the substantive right and recourse available to the Lessor under the Deed or in law in the event of failure on the part of the Lessee to pay it’s due to the Lessor.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

25.General Indemnity
25.1.Lessee’s Indemnity
The Lessee shall indemnify and keep indemnified the Lessor against
25.1.1.Any direct consequence that may arise or action that may be taken against the Lessor for any loss or damage, suffered by the Lessor on account of any breach of the terms of this Deed or statement, warranty, representation, covenant or undertaking made and given by the Lessee which is found untrue or un-complied at the concerned time.
25.1.2.All costs and expenses (including legal costs and fees) incurred by the Lessor in enforcing or attempting to enforce its rights under this Deed against the Lessee.
25.1.3.Against any loss or damage that the Lessor may suffer or incur in the event of the Demised Premises or Building being destroyed or damaged (whether partially or entirely) on account of any negligent act of omission or commission on the part of the Lessee, its Affiliates, employees, representatives, invitees and servants.
25.1.4.Against any loss or damage that the Lessor may suffer or incur in the event of breach of Fit-Out Guidelines.
25.1.5.Against any claim, payment or penalty that may be suffered by the Lessor on account of non-payment dues of electricity or water by Lessee or for the deposits thereof.
26.COVENANTS AND REPRESENTATIONS OF THE LESSOR
26.1.The Lessor hereby warrants and represents with the Lessee:
26.1.1.That the Lessor has good and marketable title to the Demised Premises.
26.1.2.That save and except creating security by way of mortgage/charge in or upon the Demised Premises in favor of banks or financial institutions for the purpose of raising finance, the Lessor has not created any third party interest in the Demised Premises. The Lessor represents that such third party interest does not, in any way, prevent the Lessee from enjoying the Demised Premises peacefully and freely.
26.1.3.That upon the Lessee paying the Warm Shell Lease Rent herein reserved, and all other payments required to be made herein and duly observing and performing the terms and conditions on the Lessee’s part herein contained, the Lessee shall be entitled to peaceful and quiet enjoyment of the Demised Premises during the Lease Term;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

26.1.4.That the Lessor shall observe due performance of the terms and conditions of this Deed and shall not commit breach of the terms and conditions contained herein;
26.1.5.That the Lessor is the sole owner of and is absolutely seized and possessed of the Demised Premises, and has full authority to give the Demised Premises on lease for the unencumbered and continued use for the term of this Deed and to execute and implement this Deed;
26.1.6.That any security provided by the Lessor in the Building is general in nature, scope and intent and the Lessor neither covenants nor undertakes to secure, guarantee or be liable for the security of the Demised Premises or anything therein or anywhere.
26.1.7.That there are no latent or structural defects, hidden or otherwise, in the Demised Premises and/or Building, electrical, plumbing and elevator systems, and the same are in good and proper working order;
26.1.8.That the Demised Premises have been constructed in accordance with the specifications and with high quality materials by the Lessor as per the sanctioned/approved plans and designs sanctioned by the municipal authorities in Chennai. Further the Lessor has all the requisite licenses, permits and consents in respect thereof;
26.1.9.That the Lessor shall, at the request of the Lessee, produce for inspection of the Lessee, all such licenses & permissions, documents prescribed by any competent authority or prescribed under applicable law or rule or regulation for the purpose of operating, possessing the Demised Premises;
26.1.10.That there is presently no existing or threatened claim, action, litigation, arbitration, governmental investigation, garnishee or other proceeding relating to the Demised Premises which in any way affects the Lessee right for peaceful occupation of the Demised Premises hereby and the Lessor shall give the Lessee immediate notice of any such claim, action, litigation, arbitration, governmental investigation, garnishee or other proceeding.
26.1.11.That the execution, delivery and performance of this Deed by the Lessor and the performance of its obligation hereunder have been duly authorized and approved by all necessary action and no other action on the part of the Lessor is necessary to authorize the execution, delivery and performance of this Deed;
26.1.12.That no representations or warranties by the Lessor in this Deed and no document furnished or to be furnished by the Lessor to the Lessee pursuant to this Deed or in connection herewith or with the transactions contemplated hereby, contain or will contain any untrue or misleading statement or omits or will omit any fact necessary to make the statement contained herein or therein, in light of the circumstances under which they are made;

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

26.1.13.That the Lessor shall, forthwith, upon a request in this regard by the Lessee, extend all necessary cooperation to register this Deed in respect of the Demised Premises and the Lessee shall bear the costs towards the stamp duty and registration charges.
26.1.14.That the Lessor shall not, without the Lessee’s prior written consent, use the name, trademark/design or logo registered in the name of the Lessee for any advertisement or publicity purposes.
26.1.15.That it shall immediately intimate any and all notices, threatened litigation that the Lessee receive(s), which may impact the Lessee or the terms of this Agreement.
27.Miscellaneous
27.1.The security of all the furniture, fixtures, fittings and equipment’s in the Demised Premises shall be the sole responsibility of the Lessee and the Lessor shall never be held liable for any damage, loss, etc. except where such loss, damage is on account of willful default and/or gross negligence by the Lessor. The Lessee shall take the necessary third party insurance in respect of the aforesaid.
27.2.Without affecting the rights of the Lessee under this Deed, the Lessor shall have the right to sell, transfer, mortgage or charge the Demised Premises during the continuance of this Deed to or in favour of any person or party and such sale, transfer, mortgage or charge which shall be subject to the terms of this Deed and shall be so confirmed by such transferee, mortgagee or charge in writing .. In case a fresh Lease Deed is required to be signed between the New Lessor and the existing Lessee then all legal costs relating to Stamp duty and Registration of the fresh Lease Deed will be borne by the New Lessor.
27.3.It is further agreed by and between the parties hereto that if there is any change in law governing the Demised Premises by way of any act, order, notification and/or ordinance wherein the Lessee whereby any superior right is given to the Lessee then in that event, a day prior to such act, order notification and/or ordinance, the tenancy (deemed or otherwise) shall come to an end. Thereafter the parties shall make every effort to meet and resolve the issue in the best possible manner in absolute good faith within a period of 30 (thirty) days during which period the Lessee may continue to occupy the Demised Premises on payment of the requisite fees. In the event the Parties are unable to reach a solution in respect of such an issue, this Deed shall thereafter stand terminated. Further, the Lessee hereby confirms and declares that it shall not claim any such rights, benefits or interests, irrespective of statutory provisions and the Lessee hereby gives its waiver/relinquishment in this regard.
27.4.If any differences arise between the parties on areas, handover conditions, repairs during the entire term then the same shall be referred to the joint inspection of each party’s Architects whose decision in the matter will be final and binding on the parties.
27.5.No modification, amendment or waiver of any of the provisions of this Deed shall be effective unless made in writing specifically referring to this Deed and duly signed by each of the Parties.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

27.6.If any part of this Deed is determined by a court or arbitral tribunal to be invalid or unenforceable, the remaining part of this Deed will not be affected, impaired or invalidated, but will continue to bind the Parties. The invalid or unenforceable part of this Deed shall be treated as if it had been modified to comply with applicable law and the Parties shall thereupon negotiable to agree on a mutually satisfactory provision to substitute the provision found to be invalid or unenforceable.
27.7.The terms and conditions of this Deed and all other information will be kept confidential by both Parties, their respective agents, employees and representatives and will not be disclosed in any manner whatsoever, in whole or in part, to any third party irrespective of the continuity hereof except to the extent such disclosure is required by law.
27.8.Notices or other communication required or permitted to be given or made hereunder shall be in writing and delivered personally or by registered post or by courier service to the intended recipient at its address set forth below or to such other address as any Party may from time to time notify to the others:
For the Lessor: As set out in Item 19 of Schedule II
For the Lessee: As set out in Item 20 of Schedule II
Any such notice, demand or communication shall, unless the contrary is proved, be deemed to have been served, if given by hand delivery or Registered Post, on the next following working day in the place of receipt or, if given or made by registered post 7 (seven) days after posting and if given by e-mail then on the same day. In proving the same, it shall be sufficient to show, in the case of a letter, that the envelope containing the letter was correctly addressed and handed over by personal delivery or by courier service.
27.9.In the event of any dispute between the Lessor and the Lessee, the same shall be referred to and settled through arbitration by a sole arbitrator to be appointed jointly by both Parties. The decision of the arbitrators shall be final and binding upon the Parties. The arbitration shall be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. The language of the arbitration shall be English. The arbitration shall be held at Chennai. It is clarified that notwithstanding that this Deed shall come to an end on the expiration of the term thereof by efflux of time or on the sooner revocation and determination thereof under any of the terms and provisions herein contained, the Deed to refer all disputes and differences to arbitration contained in this Clause shall continue to apply to and govern all and any disputes and differences referred to above that may arise on account of or consequent/subsequent to the expiration or such sooner revocation and determination of this Deed. Further on commencement of such arbitration proceedings the Parties shall continue to comply with their rights and obligations, including the obligation of the Lessee to pay the Lease Rent and the rights of the Parties with regard to termination of this Deed, during such period as the arbitration proceedings may continue. The cost of the arbitration will be initially paid by the Parties hereto in equal shares; the arbitrator shall be entitled to determine by the Award as to who will finally bear the costs and in what proportion. If the sole arbitrator appointed by the

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Parties refuses to act or is incapable of acting, then the Parties shall jointly appoint a new arbitrator; the substituted arbitrator will have like powers to act in the reference and make an Award as if he/she had been appointed in accordance with the terms of this Deed.
27.10.This Deed will be governed by the laws of India. The courts stipulated in Item 26 of Schedule II, India shall for the purpose of this Deed be deemed the courts of competent jurisdiction.
27.11.This Deed and other Deeds and instruments delivered in connection herewith constitute the entire Deed between the Parties hereto with respect to the subject matter of this Deed and supersedes all prior Deeds and undertakings, both written and oral, with respect to the subject matter hereof except as otherwise expressly provided herein.
27.12.In the event any accident occurs in the Demised Premises whereby any of its employees, customers, clients or any other persons visiting the Demised Premises are injured and/or leads to their death, the Lessor shall not be responsible or liable under any civil or criminal law or third party claims for the same provided the same is not caused due to any act/s, omission/s or commission/s of the Lessor or any one claiming through it.
27.13.No waiver of any provision of this Deed or consent to any departure from it by any Party shall be effective unless it is in writing. A waiver or consent shall be effective only for the purpose for which it is given. No default or delay on the part of any Party in exercising any rights, powers or privileges operates as a waiver of any right, nor does a single or partial exercise of a right preclude any exercise of other rights, powers or privileges or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct.
27.14.In case of any inconsistency between the provisions of this Deed, the House Rules and/or the Fit out Guidelines, the provisions of this Deed shall prevail.
27.15.The Parties hereto shall bear their own costs and expenses for the investigations, negotiations and examinations contemplated by this transaction, including costs of their respective accountants, attorneys.
27.16.The stamp duty and registration charges and related costs, charges or expenses on or in relation to all documentation in respect of this Deed or otherwise pertaining thereto shall be borne and paid by the Lessee alone.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

The Schedule I
Said Land
All that piece and parcel of land bearing Survey Nos. 36/17 A, 227/1 A, 227/ 1B, 227 / 2A 1, 227/2A 2,228/1A 1C Perungudi Village, admeasuring, 12.52 acres, bearing Plot No. 40, MGR Nedunchalai South (Veeranam Road South), Kandanchavadi, Chennai - 600 096, within the registration district - Chennai South and registration at sub-district of Neelankarai, Chennai bounded on all four sides as follows:
To the East: MGR Salai (Veeranam Road)
To the West: Monitoring Station
To the North: RMZ Millenia Building
To the South: Anna Nedunchalai

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

THE SCHEDULE II ABOVE REFERRED TO

Item #	Particulars	Terms and Conditions
1.	Particulars of Lessee	Name: Freshworks Technologies Pvt Ltd. Registered Office: Global lnfocity Park, Block- B, 1st Floor, No.40, MGR Salai, Kandanchavadi, Perungudi, Chennai -600096
2.	Building	Block B, Global lnfocity Park, Chennai. Constructed on the Said Land.
3.	Demised Premises	35,532 Sqft, Modules 3 & 4 of 4th Floor in the Building Block B
4.	Purpose/Permitted Use	IT / ITES
5.	Lease Commencement Date	01st July 2019
6.	Lease Term	3 Years from the Lease Commencement Date
7.	Renewal Term	1 Term of 3 Years under the sole option of the Lessee, it will be registered separately.
8.	Chargeable Area	33,532 Sqft, Module 3 & 4 of 4th Floor in the Building.
9.	Warm Shell Rent Escalation Details (Date and Rent per sq ft per month after escalation, exclusive of applicable taxes)	2nd escalation: 1st July 2022 - INR 74.30 Applicable taxes will be charged over and above the stated warm shell rent.
10.	Fit-Out Period	NIL
11.	Interest Free Refundable Security Deposit
Amount: Equivalent to 6 months of Warm Shell Rent
The Lessee has already paid a sum of INR 1,13,02,967/-(Rupees One Crore Thirteen Lakhs Two Thousand Nine Hundred and Sixty Seven and paise nil Only) against the Lease Deed dated 12th December 2017.

		Date	Existing IFRSD	Balance IFRSD to be paid	Cumulative IFRSD
		01st July 2016	11,302,967	—	11,302,967
		01st July 2019	11,302,967	1,696,948	12,999,015
The Interest Free Refundable Security Deposit shall be paid on or before the Lease Commencement Date.
12.	Escalation of Interest Free Security Deposit	The Interest Free Security Deposit will escalate in line with escalations in Warm Shell Rent.
13.	Warm Shell Lease Rent Schedule	The Lease Rent for the Lease Term of the Module 3 & 4 of 4th Floor of Block B shall be Rs. 64.61/sq.ft/month.
14.	Lease Rent Commencement Date	01st July 2019
15.	Lease Rent Free Period	NIL

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

16.	Lock-in Period	NIL
17.	Parking Spaces and Fees	Four Wheeler: 33 (Covered) Fees : Nil Additional Four Wheeler: 07 (Covered) Fees : 4025/- per slot per month Addition Two Wheeler: 10 (Covered) Fees : 863/- per slot per month
18.	Additional Parking Facility Costs	Four Wheeler: INR 4025/- per slot per month
Two Wheeler: INR 863/- per slot per month.
19.	Address for giving notice to Lessor	Global Infocity Park, No.40, MGR Salai, Kandanchavadi, Perungudi, Chennai - 600096
20.	Address for giving notice to Lessee	Global Infocity Park, Block - B, 1st Floor, No.40, MGR Salai, Kandanchavadi, Perungudi, Chennai - 600096
21.	Court of Competent Jurisdiction	Chennai
22.	Due Dates	Due	Payment Timeline
		Warm Shell Lease Rent	In Advance by the 7th Calendar day of each month.
		Parking Charges (If Applicable)	In Advance by the 7th Calendar day of each month.
23.	Interest Penalty	In the event of delay in payment of the Warm shell Rent beyond the due date for the same, the Lessee shall be liable to pay an interest on such amount(s) due at the rate of 18% (Eighteen per cent) per annum from the due date.
24.	Delayed Payments	If total unpaid dues exceed 50 % of the total security deposit paid, subject to 15 days’ notice being provided to the Lessee, the Lessor shall have the right to disconnect power to the Demised Premises and the Lessor shall have the sole discretion to terminate the Lease Agreement.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

IN WITNESSETH WHEREOF the Parties have hereunto and on the duplicate hereof set affixed their respective hand at the day and year first hereinabove written.

For LESSOR	For LESSEE

Faery Estates Private Limited	Freshworks Technologies Pvt Ltd
/s/ Mr. K.M.Mohan	/s/ Mr. Vijay Raghavan

AUTHORISED SIGNATORY	AUTHORISED SIGNATORY

Name: Mr. K.M.Mohan	Name: Mr. Vijay Raghavan

WITNESS

1. Name: [***] 2. Address: [***] 3. Signature /s/ Witness	1. Name: 2. Address: 3. Signature

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Annexure A
(Plan of the Demised Premises – 4th Floor Module 3 & 4, Block B)

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Annexure “B”
(Hand over conditions for the purpose of Fit-Out Works)
LESSOR’S SCOPE OF WORK – WARM SHELL SPECIFICATIONS
A.CIVIL
1.Bare cement plastered shell in office area with up to 50mm screeding.
B.ELECTRICAL
1.Lessor shall provide raw power of 1KVA for every 100 Sft of Leased Space inclusive of air conditioning high side equipment’s.
2.Diesel generator sets of equivalent capacity shall be provided to generate 100 % power back up.
3.All cable and bus ducts shall be terminated at the rising mains.
4.Tap-off points for further downstream distribution by the occupant.
5.Installing, maintenance and necessary replacements of calibrated energy meters.
C.HEAT VENTILATION AND AIR CONDITIONING
1.Common chillers will be provided to cater to air conditioned office area load @ 275 sft / TR. Chilled water pipes will be connected to the AHU’s.
2.Dedicated AHU’s will be provided whose ducts will be connected to the heat recovery wheels.
3.Common fresh air ducting shall be provided in the shafts with collars towards the toilets.
4.Installing, maintenance and necessary replacements calibrated BTU meters with necessary valve packages.
D.FIRE PROTECTION SYSTEM
1.Sprinkler piping shall be terminated at the rising mains. Upright and pendant sprinklers shall be provided in the Demised Premises.
2.Hydrant shall be provided with hose reel and hydrant valve in every lift lobby.
E.OTHER INFRASTRUCTURE
1.Common shafts are provided for networking and IBMS, with doors for access.
2.External cable ducts are provided from the main gate to the basements, for the ISP service provider to route the cable up to the point of service.
3.Designated locations have been identified for locating outdoor HVAC units (Split and precision)
4.Common food court with vegetarian and non-vegetarian service providers.
5.Common lifts.
LESSEES SCOPE OF WORK - FIT-OUT SPECIFICATIONS — PART B
A.CIVIL
1.All interior work inside the office space.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

2.Finished toilets.
3.Brick Partitions within the premises if required by Lessee.
B.ELECTRICAL
1.Internal Electrical cabling for office space.
2.Infrastructure improvements to meet Tenant’s power enhancement needs.
C.HEAT VENTILATION AND AIR CONDITIONING
1.Internal air condition ducting and connecting the ducts to the mouth of the AHU.
2.Infrastructure improvements to meet Tenant’s air-con enhancement needs for the lab area.
3.Installation of indoor and outdoor units of package/split/ ductable AC’s with necessary platform in ODU shaft and connecting their drain at respective floor.
D.FIRE PROTECTION SYSTEM
1.Smoke detectors and alarm system in the office area with connection to the IBMS.
2.Integration of Tenant’s FAS with base building system.
E.PLUMBING INFRASTRUCTURE
1.Waterproofing test of wet areas and connecting of drain to the waste line of toilet at respective floor if the Lessee chooses to have a wet pantry.

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Annexure “C”
(Plan indicating car parking spaces)

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial

Annexure “D”
(Building Specifications)
Total Leasable Area: 9,26,602 sq.ft.
Number of Basement Levels: 3
Number of Floors: Ground + 13 Upper Floors
Number of Modules per Floor: 4
Services: Chiller based HVAC System + TNEB Grid Power + 100% DG Back-Up

For FAERY ESTATES PVT. LTD	For Freshworks Technologies Private Limited
Authorized Signatory	Authorized Signatory
/s/ KM	/s/ VR
Lessor’s initial	Lessee’s initial